UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2007

Affirmative Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50795	75-2770432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 SOJOURN DRIVE, SUITE 500 ADDISON TX	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 728-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant, Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM), a distributor and producer of non-standard personal automobile insurance, today announced that Mark E. Pape, presently the Registrant’s Executive Vice President and Chief Financial Officer, will not be renewing his employment contract with the Registrant, but will maintain his positions with the Registrant through and including November 30, 2007. Mr. Pape will resign his positions with the Registrant effective November 30, 2007.

Michael McClure, who joined the Registrant in May 2007 as and is presently the Registrant’s Senior Vice President of Financial Planning and Analysis, will serve as Chief Financial Officer and as an Executive Vice President of the Registrant effective December 1, 2007. In addition to his current position with the Registrant, Mr. McClure presently serves on the Board of Directors of Corus Bankshares and is Chairman of its Audit Committee. Prior to joining the Registrant, Mr. McClure was Interim Chief Accounting Officer and a Managing Director of the Finance department of Residential Capital Corporation from 2004 to May 2007. From 1998 through 2003, Mr. McClure served in a variety of roles with Kemper Insurance, with most of his time spent as the Vice President of Finance. Mr. McClure holds an MBA in finance and business economics from the University of Chicago and a BBA in accounting from the University of Notre Dame. Mr. McClure is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affirmative Insurance Holdings, Inc.
(Registrant)

November 15, 2007	/s/ JOSEPH G. FISHER
(Date)	Joseph G. Fisher
Senior Vice President and General Counsel